EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated November  25, 2008, except for notes 9, 14 and 15, which are as of April 9, 2009 on the revised consolidated financial statements of Eugenic Corp. (the “Company”) for the fiscal year ended August 31, 2008 included in the Registration Statement on  Form 20-F (Amendment No. 2) being filed by the Company.

s/Schwartz Levitsky Feldman LLP

Toronto, Ontario, Canada
July 14, 2009	Chartered Accountants
Licensed Public Accountants